Exhibit 5.3

[Letterhead of Thompson & Knight LLP]

April 18, 2012

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma 73102

Ladies and Gentlemen:

We have acted as special counsel to SPN Resources, LLC, a Louisiana limited liability company (the “Company”), in connection with the filing by SandRidge Energy, Inc., a Delaware corporation (“SandRidge”), and certain subsidiaries of SandRidge of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof.

In connection with this opinion letter, we have examined records of the Company, certificates of public officials and of officers of the Company, and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed:

(i) The genuineness of all signatures.

(ii) The authenticity of the originals of the documents submitted to us.

(iii) The conformity to authentic originals of any documents submitted to us as copies.

(iv) As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and representations and statements made in certificates of public officials and officers of the Company.

(v) That the guarantee by the Company of SandRidge’s debt securities registered under the Registration Statement (the “Guarantee”), as issued and delivered, will comply with all restrictions, if any, applicable to the Company whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company or otherwise.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that:

SandRidge Energy, Inc.

April 18, 2012

1. The Company is a limited liability company that is validly existing and in good standing under the laws of the State of Louisiana.

2. The Company has the limited liability company power to execute, deliver and perform, and has taken all limited liability company action necessary to authorize the execution, delivery and performance of, its obligations under the Guarantee.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) Our opinions are limited to the Louisiana Limited Liability Company Law (La. R.S. §§ 12:1301 et seq.).

(b) With respect to our opinion in paragraph 1, we have relied exclusively upon the existence and good standing certificate of the Louisiana Secretary of State dated April 12, 2012.

This opinion letter is rendered to you in connection with the transactions contemplated by the Registration Statement. We consent to the filing of this opinion with the Commission as Exhibit 5.3 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Act or the rules and regulations of the Commission thereunder.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Registration Statement, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

Respectfully submitted,

/s/ Thompson & Knight LLP

DFP/WTH/JAM